UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2009

Mirant Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16107	20-3538156
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On September 3, 2009, Mirant Corporation (“Mirant”) issued a press release announcing that its subsidiary, Mirant Marsh Landing, LLC, entered into a ten-year power purchase agreement with Pacific Gas and Electric Company for 760 MW of natural gas-fired peaking generation to be constructed at Mirant’s existing Contra Costa facility near Antioch, California.

The press release also contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein. A copy of Mirant’s September 3, 2009, press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of Mirant will have continued unchanged since such date.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document

99.1	Press Release dated September 3, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2009

Mirant Corporation

/s/ Angela M. Nagy
Angela M. Nagy Vice President and Controller (Principal Accounting Officer)